EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

               We consent to the incorporation by reference in this Registration Statement of RCN Corporation on Form S-3 and the related Prospectus, of our report dated March 13, 1998, on our audits of the consolidated financial statements of RCN Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995. We also consent to the reference to our Firm under the caption "Experts."



/s/ PricewaterhouseCoopers LLP
_____________________________
PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 25, 1998